For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
   Dénomination sociale de la société issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT) :

   CANADA CANNABIS CORP.

2. The address of the registered office is:
   Adresse du siège social :

   201-2368 LAKESHORE RD. W

   Street & Number or R.R. Number & if Multi-Office Building give Room No. /
   Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

   OAKVILLE ONTARIO L6L1H5

   Name of Municipality or Post Office /
   Nom de la municipalité ou du bureau de poste
   Postal Code/Code postal

3. Number of directors is:
   Nombre d'administrateurs :
   Fixed number / Nombre fixe:
   OR minimum and maximum / OU minimum et maximum: 1 10

4. The director(s) is/are: / Administrateur(s) :

First name, middle names and surname Prénom, autres prénoms et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal	Resident Canadian State 'Yes' or 'No' Résident canadien Oui/Non
Ben Ward, Sil Serrano	316 -102 Bronte Road Oakville ON L6L6J5 3 Irwin Place, Bradford ON L3Z0H7	Yes
Peter Strang John Esteireiro	28 Cedar Bank Cres. Toronto, ON M3B3A4 209 Old Forest Hill Road, Toronto, ON M6C2H1	Yes
Dale Rasmussen	29409 232 2nd Lane SE, Black Diamond WA 98010 USA	No

5. Method of amalgamation, check A or B
Méthode choisie pour la fusion – Cocher A ou B :

A - **Amalgamation Agreement / Convention de fusion :**

☒ The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.

Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

or
ou

B - **Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d'une société mère avec une ou plusieurs de ses filiales ou fusion de filiales :**

☐ The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.

Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

____

and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation Year / année	Month / mois	Day / jour
CANADA CANNABIS CORP	002400393			
2418146 ONTARIO INC.	002418146			

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

The Corporation is authorized to issue an unlimited number of shares without nominal or par value, designated as common shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

The common shares shall have attached hereto the following rights, privileges, restrictions and conditions:

a) the holders of the common shares shall be entitled to receive notice of and attend all meetings of shareholders of the corporation and each common share shall confer the right to one vote in person or by proxy at all such meetings of shareholders of the corporation;

b) the holders of the common shares shall be entitled to receive any dividend declared by the corporation in respect of the common shares; and

c) the holders of the common shares shall be entitled to receive the remaining property of the corporation upon liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

1. The corporation is hereby prohibited from making any invitation to the public to subscribe for any Securities of the corporation.
2. No issuance of any share shall be effective without the previous consent of the directors of the Corporation expressed by a resolution passed by the Board of Directors or by an instrument or instruments in writing signed by all the directors.
3. Except in the case of a transfer of shares from a deceased shareholder to his personal representative, no transfer of any share shall be effective without the previous consent of the directors of the corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all the directors.

10. Other provisions, (if any):
Autres dispositions, s'il y a lieu :

1. The board of directors may from time to time:
a) borrow money on the credit of the corporation;
b) issue, sell or pledge debt obligations, including bonds, debentures, notes or similar obligations; secured or unsecured, of the corporation, or
c) charge, mortgage, hypothecate or pledge all or any of the currently owned or subsequently acquired real or personal, moveable or immoveable property of the corporation, including book debts, rights, powers, franchises and undertaking, to secure any debt obligations or any money borrowed, or other debt or liability of the corporation
d) the board of directors may from time to time delegate to such one or more of the directors or officers of the Corporation as may be designated by the board all or any of the powers conferred on the board herein to such extent and in such manner as the board shall determine at the time of each such delegation.

11. The statements required by subsection 178(2) of the *Business Corporations Act* are attached as Schedule "A".
Les déclarations exigées aux termes du paragraphe 178(2) de la *Loi sur les sociétés par actions* constituent l'annexe A.

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and **original signature** of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). **Only a director or authorized signing officer can sign on behalf of the corporation.** / Nom et **signature originale** d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire). **Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.**

CANADA CANNABIS CORP.

Names of Corporations / Dénomination sociale des sociétés

By / Par

[signature]	BENJAMIN WARD	PRESIDENT & DIRECTOR
Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

2418146 ONTARIO INC.

Names of Corporations / Dénomination sociale des sociétés

By / Par

[signature]	DINO FUSHINO	DIRECTOR
Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / Par

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / Par

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / Par

Signature / *Signature*	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction